EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2014 by and between Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”), and Healthcare Royalty Partners III, L.P., a Delaware limited partnership (“HC Royalty”).

RECITALS:

A.                                    Supernus and HC Royalty are parties to that certain Royalty Interest Acquisition Agreement of even date herewith.

B.                                    The Royalty Interest Acquisition Agreement provides that Supernus has agreed to assign to HC Royalty, and HC Royalty has agreed to acquire from Supernus, the Royalty Interest and associated reports, notices and information arising from the Exclusive License Agreement dated as of June 6, 2006, by and between Supernus, as licensor, and United Therapeutics Corporation, as licensee.

C.                                    Supernus has agreed pursuant to the terms of the Royalty Interest Acquisition Agreement to enter into this Agreement, under which Supernus grants to HC Royalty a security interest in and to the Collateral as security for the due performance and payment of all of Supernus’s obligations to HC Royalty under the Royalty Interest Acquisition Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supernus and HC Royalty, with intent to be legally bound hereby, covenant and agree as follows:

SECTION 1.                         Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below.  Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Royalty Interest Acquisition Agreement, as applicable.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Compound” has the meaning given such term in the License Agreement.

“HC Royalty” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property” means the Supernus Intellectual Property as that term is defined in the License Agreement.

“Intellectual Property Security Agreement” means any short-form security agreement that is required to be executed and delivered by Supernus for filing in any jurisdiction in which Supernus owns any Licensed Patents or Supernus Know-How in order to perfect HC Royalty’s security interest in the Collateral in such jurisdiction.

“License Agreement” means that certain Exclusive License Agreement, dated as of June 6, 2006, by and between Supernus, as licensor, and United Therapeutics Corporation, as licensee, with respect to the Licensed Products and the Licensed Combination Products, as amended prior to the date of this Agreement or as subsequently amended.

“Licensed Patents” has the meaning given such term in the License Agreement.

“Party” means Supernus or HC Royalty as the context indicates and “Parties” shall mean Supernus and HC Royalty.

“Royalty Interest Acquisition Agreement” means the Royalty Interest Acquisition Agreement entered into as of the date hereof by and between Supernus and HC Royalty, as the same may be amended, modified or supplemented in accordance with the terms thereof.

“Secured Obligations” means all obligations and liabilities of every nature of Supernus now or hereafter existing under or arising out of or in connection with the Royalty Interest Acquisition Agreement, whether for damages, principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Supernus, would accrue on such obligations, whether or not a claim is allowed against Supernus for such interest in the related bankruptcy proceeding), reimbursement of fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from HC Royalty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Supernus now or hereafter existing under this Agreement.

“Security Agreement Remedy Trigger” means, the occurrence of either (a) an Insolvency Event or (b) failure of Supernus to pay any amount due to HC Royalty or to any Buyer Indemnified Party under Section 8.04 of the Royalty Interest Acquisition Agreement (i) if both (A) either (1) the related indemnity claim has not been disputed by Supernus in good faith or (2) the amount of such claim has been determined in favor of the Buyer Indeminified Party in litigation or mediation, whether litigated in court, before an arbitrator or in a mediation proceeding and (B) such failure to pay failure continues for more than 30 days following demand (in the case of an undisputed or settled indemnity claim) or disposition (in the case of a disputed indemnity claim which has been litigated or submitted for arbitration or mediation).

“Shire Agreement” means the Asset Purchase and Contribution Agreement, dated as of December 22, 2005, among Supernus, Shire Laboratories, Inc. and Shire PLC, together with all exhibits and schedules thereto, as amended or supplemented.

“Supernus” has the meaning set forth in the preamble to this Agreement.

“Supernus Intellectual Property” has the meaning given such term in the License Agreement.

“Supernus Know-How” has the meaning given such term in the License Agreement.

“Supernus Licensed Rights” has the meaning set forth in Section 2 of this Agreement.

“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York.

“United States Collateral” means Collateral in which a security interest is or can be created and perfected under the laws of the United States or any of its Commonwealths, States or territories.

“United Therapeutics” means United Therapeutics Corporation, the licensee under the License Agreement.

“Use” has the meaning given such term in the Royalty Interest Acquisition Agreement.

SECTION 2.                         Grant of Security.

Supernus hereby grants HC Royalty a security interest in all of its right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):

(a)                                 the Assigned Rights;

(b)                                 the Licensed Patents, including without limitation, the patents and patent applications set forth on Schedule 1 hereto;

(c)                                  the Supernus Know-How (together with the Collateral described in clause (b) above, the “Supernus Licensed Rights”);

(d)                                 the License Agreement, including, without limitation, (i) all of its rights to receive moneys due or to become due under or pursuant to the License Agreement, (ii) all of its rights to receive proceeds of any insurance, indemnity, warranty or guaranty claim with respect to the License Agreement, (iii) all of its claims for damages arising out of any breach of or default under the License Agreement, and (iv) all of its rights to terminate, amend, supplement, modify or exercise rights or options under the License Agreement, to enforce the obligations of Licensee thereunder and to otherwise compel performance and otherwise exercise all remedies thereunder;

(e)                                  all Accounts, contract rights, Payment Intangibles, Instruments, Chattel Paper, General Intangibles and other rights to payment, in each case, constituting, comprising, evidencing and limited to the foregoing Collateral;

(f)                                   all books, records, databases, information, clinical data, test results, study results and regulatory filings and approvals, in each case specifically relating to the Assigned Rights, the Supernus Licensed Rights and the License Agreement;

(g)                                  all money now or at any time in the possession or under the control of, or in transit to, Supernus or HC Royalty specifically relating to the foregoing Collateral; and

(h)                                 all Proceeds, products, rents and profits of or from and specifically relating to the foregoing Collateral;

Notwithstanding the foregoing definition of the term “Collateral,” for purposes of this Agreement the Collateral shall not include (i) the Excluded Rights, (ii) any of the items in clauses (e) through and including (h) above solely to the extent specifically relating to the Excluded Rights, (iii) the reversionary interest of Supernus in the License Agreement after payment of the Royalty Interest, (iv) the reversionary interest of Supernus in the Supernus Intellectual Property necessary to support the obligations of Supernus under the License Agreement after the Agreement Termination Date or (v) any of the rights of Supernus to Use the Supernus Intellectual Property to develop, directly or indirectly, any compounds other than the Compound.  Furthermore, all grants of a security interest in Collateral are subject to the restrictions set forth in Section 6.04 of the Shire Agreement, a copy of which is set forth on Schedule 2.  In addition, the foregoing security interest is granted subject to all of the licenses and other rights to Licensed Patents and Supernus Know-How granted to Licensee under the License Agreement, Licensee’s licenses and other rights to Licensed Patents and Supernus Know-How under the License Agreement shall survive any foreclosure against Supernus, and HC Royalty (on behalf of itself, its Affiliates, and its and their successors and assigns) agrees not to take any action, in foreclosure proceedings, in bankruptcy proceedings or otherwise, to disturb or challenge the enforceability of the License Agreement or of Licensee’s rights under the License Agreement.

Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of Supernus that the description of the Collateral set forth above be construed to include the broadest possible range of assets described herein.

SECTION 3.                         Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Subsection 362(a) of the United States Bankruptcy Code) of all Secured Obligations.

SECTION 4.                         Supernus to Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Supernus shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by HC Royalty of any of its rights hereunder shall not release Supernus from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) HC Royalty shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall HC Royalty be obligated (i) to perform any of the obligations or duties of Supernus thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder, or (iii) to make any inquiry as to the nature or sufficiency of any payment Supernus may be entitled to receive thereunder.

SECTION 5.                         Representations and Warranties.

Supernus represents and warrants as follows:

(a)                                 Validity.  This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations.  Upon the filing of appropriate UCC financing statements in the filing offices listed on Schedule 5(b) and any required filings with the United States Patent and Trademark Office, all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect the security interest priority (subject, however, to (i) the rights of United Therapeutics in the Supernus Intellectual Property as licensee under the License Agreement, and (ii) the Liens created in favor of HC Royalty pursuant to this Agreement).

(b)                                 Authorization, Approval.  No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Supernus of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Supernus; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by HC Royalty of its rights and remedies hereunder, other than the filing of financing statements in the offices listed on Schedule 5(b) and any required filings with the United States Patent and Trademark Office.

(c)                                  Enforceability.  This Agreement is the legally valid and binding obligation of Supernus, enforceable against Supernus in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d)                                 Office Locations; Type and Jurisdiction of Organization.  The chief place of business, the chief executive office and each office where Supernus keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); Supernus’s type of organization (e.g., corporation), jurisdiction of organization and organization number provided by the applicable government authority of its jurisdiction of organization are listed on Schedule 5(d).

(e)                                  Names.  Supernus (or any predecessor by merger or otherwise) has not, within the five (5) year period preceding the date hereof, had a different name from the name listed on the signature pages hereof.

SECTION 6.                         Further Assurances.

Supernus agrees that from time to time, at its expense (in respect of actions with respect to United States Collateral) and at HC Royalty’s reasonable request (and at HC Royalty’s expense with respect to non-United Stated Collateral), Supernus will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary to perfect and protect any security interest granted or purported to be granted hereby or to enable HC Royalty to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Supernus will at HC Royalty’s reasonable request: (i) (A) file, record or register financing or continuation statements, or amendments thereto in conformity with the Uniform Commercial Code as in effect in any applicable jurisdiction of the United States, (B) execute and deliver Intellectual Property Security Agreements in form suitable, in HC Royalty’s reasonable determination, for filing with the United States Patent and Trademark Office and the Library of Congress within ten (10) Business Days of any request by HC Royalty (it being understood that Intellectual Property Security Agreements in form suitable, in HC Royalty’s reasonable determination, for filing with the United States Patent and Trademark Office with respect to the Licensed Patents shall be deliverable on or before the Closing Date by Supernus) and (C) (i) deliver such other instruments or notices, in each case, as may be necessary or desirable to perfect and preserve in the United States the security interests granted or purported to be granted hereby, (ii) furnish to HC Royalty reports in connection with the Collateral as HC Royalty may reasonably request, all in reasonable detail, (iii) appear in and defend any action or proceeding that may affect Supernus’s title to or HC Royalty’s security interest in all or any part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to HC Royalty with respect to any Collateral.  Supernus hereby authorizes HC Royalty to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.

Supernus agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.  Supernus agrees to furnish HC Royalty promptly upon reasonable request by HC Royalty, with any information that is requested by HC Royalty in order to complete such financing statements, continuation statements, or amendments thereto.

SECTION 7.                         Certain Covenants of Supernus.

Supernus shall:

(a)                                 not use or permit any Collateral to be used unlawfully or in violation of any provision of the Transaction Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)                                 give HC Royalty twenty (20) Business Days’ prior written notice of any change in its name, identity or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of Supernus;

(c)                                  give HC Royalty twenty (20) Business Days’ prior written notice of any change in its chief place of business, chief executive office or residence or the office where Supernus keeps its records regarding the Collateral or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Supernus; and

(d)                                 pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and Supernus maintains reserves appropriate therefor under GAAP; provided that Supernus shall in any event pay such taxes, assessments, charges, levies or claims not later than three (3) Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Supernus or any of the Collateral as a result of the failure to make such payment.

SECTION 8.                         Special Covenants With Respect to the Collateral.

(a)                                 Supernus shall:

(i)                                     diligently keep reasonable records respecting the Collateral and at all times keep at least one (1) complete set of its records concerning such Collateral at its chief executive office or principal place of business;

(ii)                                  not create, incur, assume or cause to exist any Lien on any property included within the definition of Collateral except as otherwise permitted under the Royalty Interest Acquisition Agreement; and

(iii)                               not Transfer, or agree to Transfer, any Collateral except for Transfers of Collateral under the License Agreement to Licensee (provided that such Transferred interests in the Collateral shall be made and remain subject to the prior Lien of HC Royalty in such Collateral) or otherwise permitted under the Royalty Interest Acquisition Agreement.

(b)                                 Supernus shall, concurrently with the execution and delivery of this Agreement, execute and deliver to HC Royalty five (5) originals of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to HC Royalty, or the implementation of the sale or other disposition of the Collateral pursuant to HC Royalty’s good faith exercise of the rights and remedies granted hereunder; provided, however, HC Royalty agrees that it will not exercise its rights under such Special Power of Attorney unless an “Incipient Remedy Trigger” (as defined in the Special Power of Attorney) or a Security Agreement Remedy Trigger has occurred and is continuing.

(c)                                  Supernus further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to HC Royalty, that HC Royalty has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Supernus, and Supernus hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Supernus had performed and is performing such covenant(s)).

SECTION 9.                         Protection of Intellectual Property.

Supernus agrees that if any Person shall do or perform any acts which HC Royalty reasonably believes constitute an infringement of, or could reasonably be expected to adversely impact the validity or enforceability of, any Intellectual Property or violate or infringe any right of Supernus or HC Royalty therein, then upon twenty (20) Business Days’ prior written notice from HC Royalty to Supernus (or if an “Incipient Remedy Trigger” (as defined in the Special Power of Attorney) or a Security Agreement Remedy Trigger is continuing, then without such notice), HC Royalty may and shall have the right to take such steps and institute such suits or proceedings as HC Royalty may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties.  HC Royalty may take such steps or institute such suits or proceedings in its own name or in the name of Supernus or in the names of the parties jointly.  HC Royalty hereby agrees to give Supernus notice of any steps taken, or any suits or proceedings instituted by it pursuant to this Section 9.

SECTION 10.                  Standard of Care.

The powers conferred on HC Royalty hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of good faith and of reasonable care in the accounting for moneys actually received by HC Royalty hereunder, HC Royalty shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 11.                  Remedies Upon Security Agreement Remedy Trigger.

(a)                                 If, and only if, any Security Agreement Remedy Trigger shall have occurred and be continuing, HC Royalty may, in good faith, exercise in respect of the Collateral (I) all rights and remedies provided for herein, under the Royalty Interest Acquisition Agreement or otherwise available to it, (II) all the rights and remedies of a secured party on default under the UCC, in all relevant jurisdictions, and (III) the right to:

(i)                                     require Supernus to, and Supernus hereby agrees that it will at its expense and upon request of HC Royalty forthwith, assemble all or part of the Collateral as directed by HC Royalty and make it available to HC Royalty at a place to be designated by HC Royalty that is reasonably convenient to both parties;

(ii)                                  personally or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Supernus or any other person who has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon Supernus’s premises where any of the Collateral is located and remove same;

(iii)                               foreclose or otherwise enforce HC Royalty’s security interests in any manner permitted by law or provided for in this Agreement; and

(iv)                              without notice except as may be required by the mandatory provisions of applicable law and that cannot be waived, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any place or places for cash, on credit, or for future delivery, and upon such other terms as HC Royalty may deem commercially reasonable.

(b)                                 Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of a Security Agreement Remedy Trigger, HC Royalty shall have the right (but not the obligation) to bring suit, in the name of Supernus, HC Royalty or otherwise, to enforce any Collateral, in which event Supernus shall, at the request of HC Royalty, do any and all lawful acts and execute any and all documents required by HC Royalty in aid of such enforcement.  Supernus shall promptly, upon demand, reimburse and indemnify HC Royalty as provided in Section 13 hereof in connection with the exercise of its rights under this Section 11.

SECTION 12.                  Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by HC Royalty in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in good faith to satisfy (to the extent of the net proceeds received by HC Royalty) such item or part of the Secured Obligations as HC Royalty may designate.

SECTION 13.                  Expenses.

(a)                                 Supernus agrees to pay to HC Royalty upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that HC Royalty may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of HC Royalty hereunder, or (iii) the failure by Supernus to perform or observe any of the provisions hereof.

(b)                                 The obligations of Supernus in Section 13(a)(i) shall be limited to the perfection, continuation and preservation of HC Royalty’s security interest in the Collateral in the United States.  The obligations of Supernus in Section 13 shall survive the termination of this Agreement and the discharge of Supernus’s other obligations under this Agreement and the Royalty Interest Acquisition Agreement.

SECTION 14.                  Continuing Security Interest; Termination and Release.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until termination of the Royalty Interest Acquisition Agreement in accordance with Section 7.01(b) thereof. Upon any such termination, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Supernus.

SECTION 15.                  Amendments.

(a)                                 This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of both Parties.  No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b)                                 No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)                                  No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

SECTION 16.                  Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 8.02 of the Royalty Interest Acquisition Agreement.

SECTION 17.                  Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 18.                  Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

SECTION 19.                  Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, USA without giving effect to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).  Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Party hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

Each Party hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 19 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement.  Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law.

SECTION 20.                  Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21.                  Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party.  Any counterpart may be executed by .pdf signature and such .pdf signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack Khattar
Name: Jack Khattar
Title: President & CEO

HEALTHCARE ROYALTY PARTNERS III, L.P.

By: HealthCare Royalty GP III, LLC, its general partner

By:	/s/ Todd C. Davis
	Name:	Todd C. Davis
	Title:	Founding Managing Director